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                                                                   EXHIBIT 10(a)
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                              MORGAN'S FOODS, INC.
           NONQUALIFIED STOCK OPTION PLAN FOR EXECUTIVES AND MANAGERS

     1. PURPOSE. The plan shall be known as the Morgan's Foods, Inc. Nonqualified Stock Option Plan for Executives and Managers (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Morgan's Foods, Inc. (the "Company") by granting non-qualified stock options to certain senior executive officers of the Company to provide them with incentives to improve shareholder values and contribute to the success of the Company.

     2. DEFINITIONS.

          (a) "CAUSE" means the occurrence of one of the following:

               (i) Conviction for a felony or for any crime or offense lesser than a felony involving the property of the Company or a subsidiary.

               (ii) Conduct that has caused demonstrable and serious injury to the Company or a subsidiary, monetary or otherwise, as evidenced by a final determination of a court or governmental agency of competent jurisdiction in effect after exhaustion or lapse of all rights of appeal.

               (iii) Gross dereliction of duty or other grave misconduct, as determined by the Company.

          (b) A "CHANGE IN CONTROL" shall be deemed to have occurred if and when
(a) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity, which theretofore beneficially owned securities representing less than twenty-one percent of the voting power of the Company in the election of directors, acquires, in a transaction or series of transactions, outstanding securities of the Company which, when added to the voting power previously held by such person, corporation or other entity, entitles such person to exercise more than twenty-one percent of the total voting power of the Company in the election of directors (the formation of a syndicate or group of existing shareholders not being deemed to constitute such an acquisition); (b) the Board of Directors (or, if approval of the Board of Directors is not required as a matter of law, the shareholders of the Company) shall approve (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Common Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation immediately after the merger, or (2) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (3) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or (c) any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity other than the Company shall make a tender or exchange offer to acquire any Common Shares or securities convertible into Common Shares for cash, securities or any other consideration if, after giving effect to the acquisition of all Common Shares or securities sought pursuant to such offer, such person, corporation or other entity would become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of twenty-one percent or more of the outstanding Common Shares (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Shares); provided, that at least ten percent of such Common Shares or securities sought pursuant to such offer is acquired.


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          (c) "COMPETITION" is deemed to occur if a participant who has terminated employment subsequently obtains a position as a full-time or part-time employee, as a member of the board of directors, or as a consultant or advisor with or to, or acquires an ownership interest in excess of five percent (5%) of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company with which the participant was involved in a management role at any time during the last five years of his employment with the Company or any subsidiary.

          (d) "DISABILITY" means a permanent and total disability as defined in
Section 72(m)(7) of the Internal Revenue Code of 1986, as amended (the "Code").

          (e) "FAIR MARKET VALUE" of the Common Shares of the Company shall mean, with respect to the date in question, the average of the high and low prices of the Common Shares as reported on the American Stock Exchange, or if there were no sales of Common Shares on that day, the next preceding day on which there were sales, or if the Company's Common Shares are not traded on such exchange, or otherwise traded publicly, the value determined, in good faith, by the Option Committee (as defined herein).

          (f) "RETIREMENT" means termination of one's employment with the approval of the Board of Directors of the Company.

          (g) "SUBSIDIARY" and "SUBSIDIARIES" mean a corporation or corporations of which outstanding shares representing fifty percent or more of the combined voting power of such corporation or corporations are owned directly or indirectly by the Company.

     3. ADMINISTRATION. The Plan shall be administered by a committee consisting of at least two directors of the Company (the "Option Committee"). Members of the Option Committee shall be such directors of the Company as are permitted by applicable laws and regulations. Subject to the provisions of the Plan, the Option Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) interpret the Plan and (iv) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Option Committee on all matters relating to the Plan shall be in the Option Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its shareholders, and the participants in the Plan. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

     4. SHARES AVAILABLE FOR THE PLAN. Subject to adjustment as provided in
Section 10, an aggregate of 145,500 Common Shares of the Company (hereinafter the "shares") may be issued pursuant to the Plan. Such shares may be unissued or treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, such unpurchased or forfeited shares shall thereafter be available for further grants under the Plan.

     5. PARTICIPATION. Participation in the Plan shall be limited to executives and managers selected by the Option Committee. Nothing in the Plan or in any grant thereunder shall confer any right on an employee to continue in the employ of the Company or any subsidiary or shall interfere in any way with the right of the Company to terminate an employee at any time.

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          Nonqualified stock options may be granted to such persons and for such number of shares as the Option Committee shall determine (such individuals to whom grants are made being herein called "optionees" or "grantees" as the case may be). A grant made hereunder in any one year to an eligible person shall neither guarantee nor preclude a further grant to such person in that year or subsequent years.

          The maximum number of shares with respect to which options may be granted to any single individual in any one calendar year shall not exceed 60,000 shares.

     6. OPTIONS. Options granted pursuant hereto shall take such form as the Option Committee shall determine, subject to the following terms and conditions.

          (a) PRICE. The price per share deliverable upon the exercise of each option ("exercise price") shall not be less than 100% of the Fair Market Value of the shares on the date the option is granted.

          (b) CASH EXERCISE. An Option may be exercised in whole or in part upon payment of the exercise price of the shares to be acquired. Payment shall be made in cash or, in the discretion of the Option Committee, in shares acquired by the participant more than six months prior to the exercise of such option, or a combination of cash and such shares. The Fair Market Value of such shares tendered on exercise of options shall be determined on the date of exercise.

          (c) CASHLESS EXERCISE. An Option may be exercised in whole or in part upon delivery to the Secretary of the Company of an irrevocable written notice of exercise. The date on which such notice is received by the Secretary shall be the date of exercise of the option, provided that within three business days of the delivery of such notice the funds to pay for exercise of the option are delivered to the Company by a broker acting on behalf of the optionee either in connection with the sale of the shares underlying the option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the option. In connection with the foregoing, the Company will provide a copy of the notice of exercise of the option to the aforesaid broker upon receipt by the Secretary of such notice and will deliver to such broker, within three business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of shares underlying the option that have been sold by such broker for the optionee.

          (d) TERMS OF OPTIONS. The term during which each option may be exercised shall be determined by the Option Committee but in no event shall an option be exercisable in whole or in part in less than six months from the date of grant. All rights to purchase shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Option Committee. The Option Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirement as is designated by the Option Committee. The Option Committee may accelerate the time at which any option may be exercised in whole or in part. Unless otherwise provided herein, an optionee may exercise an option only if he or she is, and has continuously been since the date the option was granted, an employee of the Company or any subsidiary. Prior to the exercise of the option and delivery of the shares represented thereby, the optionee shall have no rights to any dividends or be entitled to any voting rights on any shares represented by outstanding options.



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          (e) TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL. If a participant ceases to be an employee of the Company or any subsidiary due to death or Disability, each of his options shall become fully vested and exercisable and shall remain so until its expiration date.

               If a participant ceases to be an employee of the Company or any subsidiary upon the occurrence of his Retirement, each of his options granted prior to Retirement shall become fully vested and exercisable and shall remain so until its expiration date, provided that the participant does not engage in Competition unless he receives written consent to do so from the Board.

               If a participant ceases to be an employee of the Company or any subsidiary due to Cause, all of his options shall be forfeited.

               If a participant ceases to be an employee of the Company or any subsidiary for any reason other than death, Disability, Retirement or Cause, each of his options that was exercisable on the date of termination shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of termination of employment, but in no event after its expiration date; provided that the participant does not engage in Competition during such 90-day period unless he receives written consent to do so from the Board. All of such participant's options that were not exercisable on the date of such termination shall be forfeited.

               Notwithstanding anything to the contrary herein, if a participant ceases to be an employee of the Company or any subsidiary, for any reason other than Cause, the Option Committee at its sole discretion may accelerate the vesting of any option so that it will become fully vested and exercisable as of the date of such participant's termination of employment.

               If there is a Change in Control of the Company, each outstanding option will become fully vested and exercisable as of the date of the Change in Control.

     7. WITHHOLDING OF TAXES. The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Option Committee, in its sole discretion, may permit participants to pay such taxes through the withholding of shares otherwise deliverable to such participant in connection with such grant or the delivery to the Company of shares otherwise acquired by the participant. The Fair Market Value of shares withheld by the Company or tendered to the Company for the satisfaction of tax withholding obligations under this section shall be determined on the date such shares are withheld or tendered. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes.

     8. WRITTEN AGREEMENT. Each person to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Option Committee.

     9. LISTING AND REGISTRATION. If the Option Committee determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any option is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part or no shares issued



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unless such listing, registration or qualification is effected free of any conditions not acceptable to the Option Committee.

     10. ADJUSTMENTS. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Option Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by grants made under the Plan, and in the exercise price of outstanding options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all options that were granted hereunder and that are outstanding on the date of such event shall be assumed by the surviving or continuing corporation.

     11. TERMINATION AND MODIFICATION OF THE PLAN. The Board of Directors may modify or terminate the Plan and from time to time may suspend, and if suspended, may reinstate any or all of the provisions of the Plan, except that no modification, suspension or termination of the Plan may, without the consent of the grantee affected, alter or impair any grant previously made under the Plan. With the consent of the grantee affected thereby, the Option Committee may amend or modify the grant of any outstanding option in any manner to the extent that the Option Committee would have had the authority to make such grant as so modified or amended, including without limitation to change the date or dates as of which an option becomes exercisable. The Option Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

     12. COMMENCEMENT DATE; TERMINATION DATE. The date of commencement of the Plan shall be April 2, 1999. Unless previously terminated, the Plan shall terminate at the close of business on April 1, 2009.

     13. TRANSFERABILITY. No option or right thereunder may be assigned or transferred by an optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended); provided, however, that the Option Committee may permit any optionee to transfer such option during his lifetime to one or more members of his family, to one or more trusts for the benefit of one or more members of his family, or to a partnership or partnerships of members of his family, provided that no consideration is paid for the transfer. The Option Committee may permit in its discretion transfers of nonqualified options to other persons or entities, as permitted by applicable law. The transferee of such option shall be subject to all restrictions, terms and conditions applicable to such option prior to its transfer, except that the option shall not be further transferable inter vivos by the transferee. The Option Committee may impose on any such transferable option and on the shares to be issued upon the exercise of such option such limitations and conditions as the Option Committee deems appropriate.

     14. CONSTRUCTION OF THE PLAN. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Ohio.

     15. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to options granted hereunder shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and


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regulations of any securities exchange on which the Common Shares may be listed.
For so long as the Common Shares are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements
(a) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all Common Shares that may be issued under the Plan, and
(b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

     16. NON-EXCLUSIVITY. The adoption of the Plan by the Board of Directors shall not be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.




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